Exhibit 99.1

PokerTek Reaches EBITDAS Positive in First Quarter 2010

Financial Results to be Released on Tuesday, May 4

MATTHEWS, N.C.--(BUSINESS WIRE)--April 21, 2010--PokerTek, Inc. (NASDAQ: PTEK), a licensed gaming company and worldwide leader in automated poker, has achieved EBITDAS positive in the first quarter of 2010 compared to an EBITDAS loss of $675,146 in the prior year period.

PokerTek CEO and CFO Mark Roberson commented, “We are pleased to have reached EBITDAS positive for the first time in our company’s history. The improvement in our financial results is directly attributable to the many new strategies we implemented over the past nine months to drive profitable growth.

“With a more focused sales strategy, greatly reduced operating expenses, and a solid inventory position, we are well positioned to take advantage of new opportunities in electronic gaming and increase PokerTek’s market penetration. We look forward to discussing our financial results and strategic direction in more detail with the financial community during our upcoming conference call on May 4, 2010.”

PokerTek will release its first-quarter-2010 financial results before the market opens on Tuesday, May 4, 2010. A conference call and webcast will be held on May 4 at 11:00 AM EDT for management to discuss the company’s first-quarter-2010 performance. Interested parties may listen to and participate in the PokerTek conference call by dialing 866-356-4279 (U.S./Canada) or 617-597-5394 (Other) and entering passcode 77721855. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors” as well as at www.earnings.com and www.streetevents.com.

For those unable to participate in the live call, an archived replay will be made available for one year on the company’s website. A replay of the conference call will also be available beginning at 1:00 PM EDT on May 4, 2010 for approximately one week by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (Other) and entering passcode 71030060.

EBITDAS is defined as net loss before interest, taxes, depreciation, amortization, share-based compensation expense, and non-cash charges. EBITDAS does not purport to represent net earnings (loss) or net cash used in operating activities, as those terms are defined under U.S. generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company’s performance. The Company’s definition of EBITDAS may not be comparable with similarly titled measures used by other companies.

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ:PTEK), headquartered in Matthews, NC, develops and markets products for the casino and amusement industries. PokerTek developed PokerPro® automated poker tables and related software applications to increase casino revenue, reduce expenses, and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge™ is a two-player table that allows bar and restaurant patrons to compete head-to-head in various games for amusement purposes. Heads-Up Challenge increases earnings for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers, the expected adoption of the Heads-Up Challenge product by bars, restaurants and other customers, and the expected acceptance of the PokerPro systems and Heads-Up Challenge product by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

CONTACT:
PokerTek, Inc.
Mark Roberson, CEO and CFO, 704-849-0860, x101
investorrelations@pokertek.com
or
Lippert/Heilshorn & Associates
Harriet Fried/Jody Burfening
212-838-3777
hfried@lhai.com